J.P.Morgan

                      AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of _________, 2013 among COMPAÑIA CERVECERIAS UNIDAS S.A., a corporation organized under the laws of the Republic of Chile and its successors (the “Company”), JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States New York corporation, as depositary hereunder and any successor as depositary hereunder (the “Depositary”), and all holders from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H

WHEREAS, the Company and the Depositary entered into a Deposit Agreement dated as of September 1, 1992, as amended as of December 3, 2012 (as so amended, the "Old Deposit Agreement") for the purposes set forth therein, for the creation of American depositary shares representing the Shares so deposited and for the execution and delivery of American depositary receipts ("Old Receipts") evidencing the American depositary shares;

WHEREAS, pursuant to the terms of the Old Deposit Agreement, the Company and the Depositary wish to amend and restate the Old Deposit Agreement and the Old Receipts;

NOW THEREFORE, in consideration of the premises, subject to Section 6.01 hereof, the parties hereto hereby amend and restate the Old Deposit Agreement and the Old Receipts in their entirety as follows:

WITNESSETH:

WHEREAS, the Company desires to provide for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or the Custodian and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares representing the Shares (as hereinafter defined) so deposited; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto;

NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows

ARTICLE I
DEFINITIONS

SECTION 1.01.   The term “American Depositary Shares” shall mean the rights evidenced by the Receipts executed and delivered hereunder, including the interests in the Deposited Securities granted to the Holders of Receipts pursuant to the terms and conditions of this Deposit Agreement. Each American Depositary Share shall represent rights to receive two Shares until there shall occur a distribution upon Deposited Securities referred to in Section 4.02 or a change in Deposited Securities referred to in Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter each American Depositary Share shall represent the right to receive the Deposited Securities specified in such Sections.

SECTION 1.02.   The term “Central Bank” shall mean the Banco Central de Chile and its successors.

SECTION 1.03.   The term “Chile” shall mean the Republic of Chile.

SECTION 1.04.   The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency.

SECTION 1.05.   The term “Custodian” shall mean one or more agent or agents of the Depositary (singly or collectively, as the context requires) named as Custodian in Exhibit A annexed hereto and any additional or substitute Custodian appointed pursuant to Section 5.05.

SECTION 1.06.   The term “Deposit Agreement” shall mean this agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.07.   The term “Depositary’s Office” shall mean the office of the Depositary for the administration of depositary receipts.

SECTION 1.08.   The term “Deposited Securities” as of any time shall mean all Shares at such time deposited under this Deposit Agreement and any and all other Shares, securities, property and cash received at any time by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares, securities property and cash at such time held hereunder.

SECTION 1.09.   The term “Foreign Registrar”. The term “Foreign Registrar” shall mean the Company, in its role as registrar for the Shares, or any successor as registrar for the Shares.

SECTION 1.10.   The term “Holder” shall mean the person or persons in whose name a Receipt is registered on the register maintained by the Depositary or the Depositary’s agent for such purpose.

SECTION 1.11.   The term "Receipts" shall mean the American Depositary Receipts executed and delivered hereunder. Receipts may be either in physical certificated form or Direct Registration Receipts.  Receipts in physical certificated form, and the terms and conditions governing the Direct Registration Receipts (as hereinafter defined), shall be substantially in the form of Exhibit A annexed hereto (the "form of Receipt").   The term "Direct Registration Receipt" means a Receipt, the ownership of which is recorded on the Direct Registration System.  References to "Receipts" shall include certificated Receipts and Direct Registration Receipts, unless the context otherwise requires.  Direct Registration Receipts shall be deemed to be of like tenor to certificated Receipts.  The form of Receipt is hereby incorporated herein and made a part hereof; the provisions of the form of Receipt shall be binding upon the parties hereto.

SECTION 1.12.   The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended. The term “Securities Exchange Act of 1934” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.13.   The term “Shares” shall mean the Common Stock, without nominal (par) value of the Company now or hereafter outstanding and shall include rights to receive Shares.

SECTION 1.14.   The term “SVS” shall mean the Superintendencia de Valores y Seguros of Chile.

SECTION 1.15.   The terms "deliver," "execute," "issue," "register," "surrender," "transfer" or "cancel," when used with respect to Direct Registration Receipts, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System, and, when used with respect to Receipts in physical certificated form, shall refer to the physical delivery, execution, issuance, registration, surrender, transfer or cancellation of certificates representing the Receipts.

SECTION 1.16.   The term "Direct Registration System" shall mean the system for the uncertificated registration of ownership of securities established by The Depository Trust Company ("DTC") and utilized by the Depositary pursuant to which the Depositary may record the ownership of Receipts without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto. For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTC which provides for automated transfer of ownership between DTC and the Depositary.

ARTICLE II
FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND TRANSFER OF RECEIPTS AND WITHDRAWAL OF DEPOSITED SECURITIES

SECTION 2.01.   Form and Transferability of Receipts. (a) Form. Receipts in certificated form shall be engraved, printed or otherwise reproduced at the discretion of the Depositary in accordance with its customary practices in its American depositary receipt business, or at the request of the Company typewritten and photocopied on plain or safety paper, and shall be substantially in the form set forth in the form of Receipt, with such changes as may be required by the Depositary or the Company to comply with their obligations hereunder, any applicable law, regulation or usage or to indicate any special limitations or restrictions to which any particular Receipts are subject.  Receipts may be issued in denominations of any number of American Depositary Shares.  Receipts in certificated form shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.  Receipts in certificated form bearing the facsimile signature of anyone who was at the time of execution a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such Receipts.

Notwithstanding anything in this Deposit Agreement or in the form of Receipt to the contrary, American Depositary Shares shall be evidenced by Direct Registration Receipts, unless certificated Receipts are specifically requested by the Holder.

Holders shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are Direct Registration Receipts or certificated Receipts.

(b) Transferability. Title to a Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced thereby, but subject to any limitation set forth in such Receipt), when properly endorsed or accompanied by properly executed instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State of New York; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

SECTION 2.02.   Deposit of Shares. (a) Deposit with Custodian. Shares may be deposited under this Deposit Agreement by delivery of (i) certificates therefor to the Custodian, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with any other documents and payments required under this Deposit Agreement, including without limitation those referred to in paragraph (8) of the form of Receipt annexed hereto, and (ii) a written order to the Custodian directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such deposited Shares. At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive certificates for Shares to be deposited, together with any other documents and payments required under this Deposit Agreement, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder. No share of the Common Stock, without nominal (par) value, of the Company shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that the deposit complies with the rules set forth by the Central Bank.

(b) Assignment and Proxy. If required by the Depositary, Shares deposited at any time under Section 2.02 (a), whether or not any register of shareholders of the Company is closed, shall also be accompanied by (1) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian or its nominee of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary, and (2) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares are registered in the name of the Custodian or its nominee.

(c) Registration and Holding. Upon each delivery to the Custodian of Shares pursuant to Section 2.02 (a) (or other Deposited Securities pursuant to Section 4.02, 4.03, 4.04 or 4.08) in registered form, the Custodian shall as soon as practicable obtain confirmation of the recordation or registration of transfer of such Shares (or other Deposited Securities) in the name of the Depositary or its nominee or the Custodian or its nominee at the cost and expense of the person making such deposit (or for whose benefit such deposit is made). Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary in such manner at such place or places as the Depositary shall determine.

SECTION 2.03.   Execution and Delivery of Receipts. After the deposit of any Shares pursuant to Section 2.02 (and in addition, if the transfer books of the Foreign Registrar are open, and if the Depositary shall so require, a proper acknowledgement or other evidence from the Foreign Registrar satisfactory to the Depositary that any Deposited Securities have been recorded upon the books of the Foreign Registrar in the name of the Depositary or its nominee or the Custodian or its nominee), together with the other documents and payments above specified, the Custodian shall notify the Depositary of such deposit and the contents of the written order referred to in Section 2.02(a) directing issuance of Receipts to the person or persons named in such written order and number of American Depositary Shares to be so represented. Such notification shall be made by letter, first class airmail postage prepaid, or at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. After receiving such notice from the Custodian, the Depositary, subject to this Deposit Agreement, shall execute and deliver at the Depositary’s Office to or upon the order of the person or persons named in such notice, a Receipt or Receipts, registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled.

SECTION 2.04.   Transfer, Combination and Split-up of Receipts. The Depositary, subject to this Deposit Agreement and any Receipt, shall register transfers of Receipts in the Receipt register from time to time upon any surrender of a Receipt at any of its designated transfer offices by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipts surrendered. The Depositary or its agent, subject to this Deposit Agreement, shall upon surrender at any of its designated transfer offices of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered. The Depositary may close the register at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company.

SECTION 2.05.   Withdrawal of Deposited Securities. Subject to the other provisions hereof, upon surrender of (i) a certificated Receipt in form satisfactory to the Depositary at the Depositary's Office or (ii) proper instructions and documentation in the case of a Direct Registration Receipt, the Holder hereof is entitled to delivery at, or to the extent in dematerialized form from, the Custodian's office of the Deposited Securities at the time represented by the American Depositary Shares evidenced by Receipts so surrendered.  At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder.  Notwithstanding any other provision of this Deposit Agreement or the Receipt, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

For purposes of tax rulings dated January 29, 1990 and October 1, 1999 issued by the Chilean Servicio de Impuestos Internos regarding certain tax matters relating to American depositary shares and American depositary receipts, the acquisition value of any Share or other Deposited Security upon its withdrawal by a Holder upon surrender of the corresponding American Depositary Shares shall be the highest reported sales price of such Share or other Deposited Security on the Bolsa de Comercio de Santiago, Bolsa de Valores (the “Santiago Stock Exchange”) on the day on which the transfer of such Share or other Deposited Security from the Depositary to such Holder is recorded on the books of the Company's share registrar.  In the event that the Shares or other Deposited Securities are not then traded on the Santiago Stock Exchange, such value shall be the highest reported sales price on the principal stock exchange or other organized securities market in Chile on which such Shares or other Deposited Securities are then traded.  In the event that no such sales price is reported on the day on which such transfer is recorded on the books of the Company's share registrar, such value shall be deemed to be the highest sales price reported on the last day on which such sales price was reported; provided, however, that if such day is more than 30 days prior to the date of such transfer, such price shall be increased (or decreased) by the percentage increase (or decrease) over the corresponding period in the Chilean consumer price index as reported by the pertinent governmental authority of Chile.  Notwithstanding the foregoing, in the event that the exchanged Shares are sold by the Holder on a Chilean stock exchange on the same day on which the transfer is recorded on the books of the Company's share registrar or within two Chilean business days prior to the date on which the sale is recorded on those books, the acquisition price of such exchanged Shares shall be the price registered in the invoice issued by the stockbroker that participated in the sale transaction.

SECTION 2.06.   Limitations on Execution and Delivery and Transfer of Receipts and Withdrawal of Deposited Securities. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution thereon or, subject to the last sentence of the first paragraph of Section 2.05, the withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require of the Holder, the presentor of the Receipt or the depositor of Shares: (a) payment of a sum sufficient to pay or reimburse it for payment of (i) any stock transfer or other tax or other governmental charge with respect thereto (including, without limitation, any such tax, charge or fee of the type referred to in Section 3.02), (ii) any stock transfer or registration fees for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any charges of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of Deposited Securities against surrender of Receipts set forth in paragraph (8) of the form of Receipt; (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and as to any other matter contemplated by Section 3.01; and, (c) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement or as may be established by the Central Bank or the SVS. The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or, subject to the last sentence of the first paragraph of Section 2.05, the withdrawal of Deposited Securities may be suspended, in particular instances or generally, when the Receipt register or any register for Shares or other Deposited Securities is closed, or any time or from time to time when any such action is deemed necessary or advisable by the Depositary or the Company for any reason, including without limitation any requirement of law or of any government or governmental body or commission, any provision of this Deposit Agreement or the provisions of or governing Deposited Securities, any meeting of shareholders or any payment of dividends. Subject to this Deposit Agreement, the Depositary may issue Receipts against rights to receive Shares from the Company, or any registrar, transfer agent, clearing agency or other entity recording Share ownership or transactions. The Depositary will not issue Receipts against other rights to receive Shares unless (x) such Receipts are fully collateralized (marked to market daily) with cash or U.S. government securities until such Shares are deposited, (y) the applicant for such Receipts represents in writing that it owns such Shares, that it has assigned all beneficial right, title and interest in such Shares to the Depositary for the benefit of the Holders and that it will deliver such Shares upon the Depositary’s request (no evidence of ownership is required or time of delivery specified) and (z) all such Receipts represent not more than 20% of Shares actually deposited. Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders. The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights to receive Shares, including without limitation earnings on the collateral securing such rights. Subject to the provisions of this Section 2.06 with respect to the issuance of Receipts against rights to receive Shares, neither the Depositary nor the Custodian shall lend Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933, unless a registration statement under the Securities Act of 1933 is in effect as to such Shares. The Depositary will use reasonable efforts to comply with written instructions of the Company to not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws in the United States.

SECTION 2.07.   Substitution of Receipts. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, unless the Depositary has notice that such Receipt has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary (a) a request for such execution and delivery and (b) a sufficient indemnity bond for the benefit of the Company and the Depositary and satisfying any other reasonable requirements imposed by the Depositary and the Company, including, without limitation, evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, the authenticity thereof and the Holder’s ownership thereof.

SECTION 2.08.   Cancellation and Destruction of Receipts. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

ARTICLE III
CERTAIN OBLIGATIONS OF HOLDERS

SECTION 3.01.   Information. Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof as to citizenship, residence, exchange control filing and/or approval, payment of all applicable Chilean taxes or other governmental charges on legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws and regulations, all applicable provisions of or governing Deposited Securities, and the terms of this Deposit Agreement, or other information, and to execute and deliver to the Depositary or the Custodian such agreements or certificates, including such undertakings, representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian. The Depositary may withhold the delivery or registration of transfer of any Receipt or any distribution on any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until the foregoing is accomplished to the Company’s and the Depositary’s satisfaction. The Depositary shall provide to the Company, promptly upon its written request, copies of any such proofs of citizenship or residence or other information referred to above so requested.

SECTION 3.02.   Taxes. (a) If any tax or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the Custodian or the Depositary with respect to the Receipt, any Deposited Securities represented by the American Depositary Shares evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary and by holding or having held a Receipt the Holder and all prior Holders hereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary, the Company and their respective agents in respect thereof.  The Depositary may refuse to effect any registration, registration of transfer, split up or combination hereof or, subject to the last sentence of the first paragraph of Section 2.05 hereof, any withdrawal of such Deposited Securities until such payment is made.  The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of American Depositary Shares evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. Each Holder of a Receipt or an interest therein agrees to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

(b)      In the event the definitive amount of any taxes or other governmental charges that may be payable in respect of the Deposited Securities is known by the Company at the time any distribution is made in respect of such Deposited Securities, the Company shall (i) withhold, and pay over to the appropriate governmental authority, such definitive amount, or (ii) instruct the Depositary (with a copy to the Custodian) as to such withholding, including such known definitive amount, and the Depositary shall cause the Custodian to withhold, and pay over to such governmental authority, such definitive amount.

(c)      In the event the definitive amount of any taxes or other governmental charges that may be payable in respect of the Deposited Securities is not known by the Company at the time any distribution is made in respect of such Deposited Securities (e.g., in the event of a provisional withholding tax), the Company shall (i) calculate (A) the maximum amount of taxes or other governmental charges that may be payable in respect of such distribution (the “Maximum Tax Amount”), and (B) the amount of the tax or other governmental charge that is then known and required to be paid in respect of such distribution (the “Provisional Tax Amount”), and (ii) either (A) withhold from such distribution the Maximum Tax Amount, or (B) instruct the Depositary (with a copy to the Custodian) as to such withholding, including the calculated Maximum Tax Amount and Provisional Tax Amount, and the Depositary shall cause the Custodian to withhold from such distribution the Maximum Tax Amount.  Notwithstanding anything herein to the contrary, if the Company fails to specify the Maximum Tax Amount in its instruction to the Depositary pursuant to the preceding sentence, the Depositary may calculate the Maximum Tax Amount in consultation with Chilean counsel and cause the Custodian to withhold the Maximum Tax Amount so calculated.  After withholding the Maximum Tax Amount, the Company or the Custodian (at the instruction of the Depositary), as applicable, shall (x) pay over to the appropriate governmental authority the Provisional Tax Amount and (y) hold in escrow in a non-interest bearing account the remaining portion of the Maximum Tax Amount not paid over to the governmental authorities (the “Escrow Amount”) pending final determination by the Company of the definitive amount of the taxes or other governmental charges that are payable in respect of that distribution (the “Final Tax Amount”).

(d)      If, upon the final determination by the Company of the Final Tax Amount in respect of a distribution, additional taxes or governmental charges are payable (including, without limitation, any interest and penalties that may be levied) in respect of such distribution in excess of the Provisional Tax Payment (such excess, the “Additional Tax Amount”), the Company shall, as applicable, (i) remit from the Escrow Amount (A) to the applicable tax authorities the Additional Tax Amount, and (B) to the Custodian, for distribution to the Holders as of the applicable American Depositary Share record date for that distribution, the balance of the Escrow Amount, if any, or (ii) inform the Depositary (with a copy to the Custodian) of the Additional Tax Amount and the Depositary shall cause the Custodian to remit from the Escrow Amount (A) to the applicable tax authorities, the Additional Tax Amount, and (B) to the Holders as of the applicable American Depositary Share record date for that distribution, the balance of the Escrow Amount, if any.  Any distribution of the Escrow Amount to Holders pursuant to the preceding sentence shall be made in accordance with the terms, and subject to the conditions, of this Deposit Agreement.

(e)      If, upon the final determination by the Company of the Final Tax Amount in respect of a distribution, the Provisional Tax Amount exceeds the Final Tax Amount, the Company or the Custodian (at the instruction of the Depositary), as applicable, shall (i) use reasonable efforts to reclaim from the applicable tax authorities the excess of the Provisional Tax Payment over the Final Tax Amount, and (ii) remit the amount of such excess and the balance of the Escrow Amount (if any) to (A) the Depositary for distribution the Holders as of the applicable American Depositary Share record date for that distribution (if the Escrow Amount is being held by the Custodian), or (B) the Custodian for remittance to the Depositary for distribution to such American Depositary Share Holders as of the applicable American Depositary Share record date (if the Escrow Amount is being held by the Company), in each case, in accordance with the terms, and subject to the conditions, of this Deposit Agreement.

(f)      If, upon the final determination of the Final Tax Amount in respect of a distribution, the Final Tax Amount exceeds the Maximum Tax Amount, the amount of such tax deficiency shall be payable by the Holders and beneficial owners of American Depositary Shares (as of the applicable American Depositary Share record date for that distribution) to the Depositary for payment of the applicable tax deficiency.  The Depositary may refuse to effect any transfer of American Depositary Shares, or split-up or combination of any Receipt(s) or any withdrawal of Deposited Securities represented by American Depositary Shares until such payment is made, and may withhold any dividends or other distributions, and may sell for the account of the Holders and beneficial owners of American Depositary Shares any part or all of the Deposited Securities represented by American Depositary Shares, and may apply such dividends or other distributions and the proceeds of any such sale in payment of the balance of such tax or other governmental charge that is due, the Holders and beneficial owners of American Depositary Shares remaining liable for any deficiency.

(g)      The Depositary shall cause the Custodian to take all actions required or necessary in order for the Depositary to fulfill its obligations under this Section 3.02.  No interest shall be payable in respect of any amounts held by the Company, the Depositary or the Custodian under the terms of this Section 3.02.  None of the Company, the Depositary or the Custodian shall incur any liability in respect of any funds payable, held or remitted pursuant to this Section 3.02 for losses that may be incurred as a result of currency fluctuations.

(h)           The Company will notify the Depositary as soon as a change in any applicable tax law or regulation applicable to Shares, Share ownership, or Deposited Securities is in place in Chile.

SECTION 3.03.   Warranties on Deposit of Shares. Every person depositing Shares under this Deposit Agreement represents and warrants that (A) such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive or similar rights, (B) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (C) the Shares presented for deposit have not been stripped of any rights or entitlements, (D) that the person making such deposit is duly authorized so to do and that such Shares (E) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 ("Restricted Securities") unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (F) have been registered under the Securities Act of 1933. To the extent the person depositing Shares is an "affiliate" of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the American Depositary Shares, all of the provisions of Rule 144 which enable the Shares to be freely sold (in the form of American Depositary Shares) will be fully complied with and, as a result thereof, all of the American Depositary Shares issued in respect of such Shares will not be on the sale thereof, Restricted Securities.  If any such representations or warranties are false in any way with respect to any person depositing Shares hereunder or any Owner or Beneficial Owner of American Depositary Shares, such person, Owner or Beneficial Owner shall be deemed to have waived any claims against the Company and the Depositary related to the consequences thereof and to have assumed sole responsibility therefor and the Company and Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

SECTION 3.04.   Disclosure of Interests; Compliance with Information Requests. To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding Receipts agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable Company instructions in respect thereof. The Company reserves the right to instruct Holders to deliver their American Depositary Shares for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Shares and Holders agree to comply with such instructions.  The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company's exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder. Notwithstanding any other provision of this Deposit Agreement or any Receipt, each Owner and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable laws and regulations, the rules and requirements of The New York Stock Exchange, and any other stock exchange on which the Shares or American Depositary Shares are, or will be, registered, traded or listed or the Estatutos of the Company, which are made to provide information, inter alia, as to the capacity in which such Owner or Beneficial Owner owns American Depositary Shares (and Shares as the case may be) and regarding the identity of any other person(s) interested in such American Depositary Shares and the nature of such interest and various other matters, whether or not they are the Owners or Holders at the time of such request.  The Depositary agrees to use its reasonable efforts under the circumstances to comply with written instructions received from the Company requesting that the Depositary forward any such requests to Owners and to forward to the Company responses to such requests received by the Depositary.

SECTION 3.05.   Compliance with Chilean Law; Reporting Obligations and Regulatory Approvals. (a) Pursuant to Circular Letter No. 1,375 of the SVS dated February 12, 1998, Holders are deemed, for certain purposes of Chilean law, to be treated as holders of Deposited Securities. Accordingly, Holders shall, as a matter of Chilean law, be obligated to comply with the requirements of Articles 12 and 54 and Title XV of Law No. 18,045 of Chile and applicable SVS regulations. Article 12 requires, among other things, that Holders and beneficial owners of American Depositary Shares who directly or indirectly own 10% or more of the total share capital of the Company (or who may attain such percentage ownership through an acquisition of shares), or the directors, liquidators, principal executives or managers of such Holders or beneficial owners of American Depositary Shares, must report to the SVS and the stock exchanges in Chile on which the Shares are listed:

(i)      any direct or indirect acquisition or sale of Receipts; and

(ii)      any direct or indirect acquisition or sale of any contract or security whose price or results depend on or are conditioned in whole or in part on the price of the Company’s shares.

The information must be provided not later than the day following the effectiveness of the acquisition or sale.

Article 54 requires, among other things, that any Holder or beneficial owner of American Depositary Shares intending to acquire control, directly or indirectly (as defined in Title XV of Law No. 18,045) of the Company (i) send a written notice of such intention to the Company, to the Company’s controllers, to companies controlled by the Company, to the SVS and to the stock exchanges in Chile on which the Shares are listed, and, (ii) publish a notice of such intention in two newspapers in Chile and on the Company’s website. Such written communications and publications must be made at least ten business days prior to the date of intended acquisition of control or as soon as negotiations pursuing control have been formalized or confidential documentation of the Company has been provided. Within two business days following the acquisition of control, the Holder must publish a notice in the same newspapers in which the intention of control was published and send written communications to the same entities listed in clause (i) above. The rules set forth by Article 54 shall not apply if control of the Company is intended through a tender offer regulated by Title XXV of Law No. 18,045, in which case the rules of said Title XXV shall govern.

(b) Applicable laws and regulations may require Owners or Beneficial Owners to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. Owners and Beneficial Owners of American Depositary Shares are solely responsible for determining and complying with such reporting requirements and obtaining such approvals. Each Owner and Beneficial Owner hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time. Neither the Depositary, the Custodian, the Company or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Owners or Beneficial Owners to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

ARTICLE IV
DEPOSITED SECURITIES

SECTION 4.01.   Cash Distributions. Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, after any necessary conversion of such distribution into U.S. dollars pursuant to Section 4.05 and after fixing a record date in respect thereof pursuant to Section 4.06, subject to this Deposit Agreement, distribute the amount thus received, by checks drawn on a bank in the United States, to the Holders on such record date of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of such Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by the Company, the Custodian or the Depositary from any such distribution on account of taxes, or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars pursuant to Section 4.05. The Depositary shall distribute only such amount as can be distributed without distributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.

SECTION 4.02.   Share Distributions. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company’s approval, or shall, if the Company shall so request, subject to this Deposit Agreement, distribute to the Holders on a record date fixed pursuant to Section 4.06 of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts (or other American depositary receipts as may be created) for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds of such sale as in the case of a distribution received in cash pursuant to Section 4.01. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.

SECTION 4.03.   Rights Distributions. If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to the Holders or in disposing of such rights and distributing the net proceeds thereof as in the case of a distribution received in cash pursuant to Section 4.01; provided that the Depositary shall, if requested by the Company, subject to this Deposit Agreement, take action as follows: (a) if at the time of the offering of any such rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute such warrants or other instruments therefor in such form as it may determine to the Holders on a record date fixed pursuant to Section 4.06 of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or (b) if at the time of any such offering of any such rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion, after consultation with the Company, may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for account of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01; provided, however, that if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse (without incurring liability to any person as a consequence thereof). The Depositary will not offer such rights to Holders having an address in the United States, unless (x) the Company, or (y) with the consent of the Company, such Holders or owners, furnishes to the Depositary (i) evidence that a registration statement under the Securities Act of 1933 covering such offering is in effect, (ii) an opinion of counsel for the Company in the United States satisfactory to the Depositary to the effect that such offering does not require registration under the Securities Act of 1933 or (iii) other evidence satisfactory to the Depositary that such offering does not violate the registration provisions of the Securities Act of 1933. The Company shall have no obligation to register such rights or any securities under the Securities Act of 1933.

SECTION 4.04.   Other Distributions. Whenever the Depositary or the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, subject to this Deposit Agreement, the Depositary shall, after consultation with the Company, cause securities or property to be distributed to the Holders on a record date fixed pursuant to Section 4.06 of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, in any manner that the Company, with the consent of the Depositary, may deem equitable and practicable for accomplishing such distribution; provided that if in the opinion of the Company such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any tax withholding or securities laws requirement) the Company deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution by the Depositary to the Holders of the net proceeds of any such sale as in the case of a distribution received in cash pursuant to Section 4.01.

SECTION 4.05.   Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive foreign currency, as a cash dividend or other distribution or as the net proceeds from the sale of securities, property or rights, which, in the judgment of the Depositary can then be converted on a reasonable basis into U.S. dollars which can at the time of receipt thereof be transferred to the United States and distributed to Holders entitled thereto, the Depositary shall, subject to any requirements of Chilean law or regulation in effect from time to time, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars and shall transfer the resulting U.S. dollars (net of its charges and expenses in effecting such conversion) to the United States. Such U.S. dollars shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such U.S. dollars, then to the holders of such warrants or instruments, as applicable in accordance with the terms thereof. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise. If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable. If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any governmental authority or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period, the Depositary shall in its discretion, but subject to applicable laws and regulations, either distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or hold such foreign currency (without liability for interest thereon) for the respective accounts of, the Holders entitled to receive the same. If any such conversion of foreign currency, in whole or in part, can be effected for distribution to some but not all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (without liability for interest thereon) for the respective accounts of, the Holders entitled thereto for whom such conversion and distribution is not practicable. The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any foreign exchange transactions and any public and/or private sale of securities hereunder.  Such division, branch and/or affiliate may charge the Depositary a fee in connection with such transactions, which fee is considered an expense of the Depositary contemplated under paragraph (8) of the form of Receipt (and each outstanding Receipt).

SECTION 4.06.   Fixing of Record Date. The Depositary may, after consultation with the Company if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be responsible for the fee assessed by the Depositary for administration of the Receipt program and for any expenses provided for in paragraph (8) of the form of Receipt as well as for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled or obligated.

SECTION 4.07.   Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall mail to Holders a notice containing (a) such information as is contained in such notice and in the solicitation materials, if any, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to the provisions of or governing Deposited Securities (including, without limitation, any applicable provision of Chilean law and of the Estatutos of the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders’ Receipts, and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or be deemed given in accordance with the next to the last sentence of this Section if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of a Holder on such record date, actually received by the ADR Department of the Depositary on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Company to vote) the Deposited Securities represented by the American Depositary Shares evidenced by such Holder’s Receipts in accordance with any instructions set forth in such request. The Depositary shall not itself exercise any voting discretion over any Deposited Securities. If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holder’s Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information promptly in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares. If any requirement of Chilean law, of the Estatutos of the Company, or of any securities exchange on which Shares, other Deposited Securities, Receipts or the American Depositary Shares evidenced thereby are listed does not permit the Depositary to vote (or to vote on any particular matter) in accordance with instructions received from Holders or in accordance with a deemed discretionary proxy, the Depositary shall vote the Shares or other Deposited Securities as required by such law, Estatutos or securities exchange, or, if no manner of voting is so required, in a manner permitted thereby that the Depositary determines in its sole discretion (following consultation with the Company) to most fairly give effect to the instructions received with respect to such vote.

SECTION 4.08.   Changes Affecting Deposited Securities. Upon any change in nominal value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement, or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under this Deposit Agreement, and the Receipts shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received to the extent additional Receipts are not delivered pursuant to the following sentence. In any such case the Depositary may with the Company’s approval, and shall if the Company shall so request, subject to this Deposit Agreement, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities. Promptly upon receipt of notice from the Company pursuant to Section 5.06 of the occurrence of any of the events referred to in the first sentence of this Section, the Depositary shall give notice thereof to all Holders.

SECTION 4.09.   Withholding. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. The Depositary will forward to the Company such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Holders. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto as in the case of a distribution pursuant to Section 4.01, 4.02, 4.03 or 4.04.

SECTION 4.10.   Elective Distributions in Cash or Shares.  Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders.  Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders.  The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms hereof including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the expense of the Company.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash or (y) additional American Depositary Shares representing such additional Shares.  If the above conditions are satisfied, the Depositary shall establish a record date and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional American Depositary Shares.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than American Depositary Shares).  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

ARTICLE V
THE DEPOSITARY AND THE COMPANY

SECTION 5.01.   Maintenance of Depositary’s Office and Register; Certain Agents of the Depositary. (a) Depositary’s Office. Until the termination of this Deposit Agreement in accordance with its terms, the Depositary or its agent shall maintain at its transfer office facilities for the delivery and surrender of Shares, the execution and delivery, registration, registration of transfer, combination and split-up of Receipts and the withdrawal of Deposited Securities all in accordance with the provisions of this Deposit Agreement.

(b)           The Register. The Depositary or its agent shall keep at its transfer office a register for the registration of Receipts and transfers of Receipts that during business hours shall be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts. The Depositary shall deliver or cause to be delivered to the Company at the address specified in Section 7.05 a copy of such register at the end of each calendar quarter in such manner as shall permit the Company to present such copy to the SVS in accordance with applicable Chilean law. The Depositary shall also deliver or cause to be delivered to the Company at the address specified in Section 7.05 within 10 business days after the end of each month a record of the transfers of Receipts during such month, including the number of Receipts transferred, the names of the transferors and transferees and the domiciles of the transferees.

(c)           Receipt Registrars and Co-Transfer Agents. If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary or its agent shall act as Receipt registrar or, upon the written request or with the written approval of the Company, appoint a Receipt registrar or one or more co-registrars to register Receipts and transfers, combinations and split-ups of Receipts and to countersign Receipts in accordance with any requirements of such exchange or exchanges and with the terms of any such appointment. Such Receipt registrar or co-registrars shall be removed and a substitute or substitutes appointed by the Depositary upon the written request or with the written approval of the Company. The Depositary, upon the written request shall, or with the written approval of the Company may, appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Such co-transfer agents shall be removed and substitutes appointed by the Depositary upon the written request, or with the written approval of the Company may be so removed. Each Receipt registrar, co-registrar or co-transfer agent appointed under this Section 5.01 (other than JPMorgan Chase Bank, N.A.) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

(d)           Right to Inspect. At the written request of the Company, the Company shall have the right to (i) inspect transfer and registration records of the Depositary or its agent and take copies thereof and (ii) require the Depositary or its agent, the Receipt registrar and any co-transfer agents or co-registrars to supply promptly copies of such portions of such records as the Company may request.

(e)           Depositary's Agent. The Depositary may perform its obligations under this Deposit Agreement through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed, subject to Sections 5.02 and 5.03 hereof.

SECTION 5.02.   Prevention or Delay in Performance. The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if any present or future law, rule, regulation, fiat, order or decree of the United States, Chile or any other country, or of any governmental or regulatory authority (including any action by the Central Bank) or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's charter, any act of God, war, terrorism or other circumstance beyond its control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which this Deposit Agreement or the Receipt provides shall be done or performed by it or them (including, without limitation, voting pursuant to Section 4.07 hereof), (ii) by reason of any exercise or failure to exercise any discretion given it in this Deposit Agreement or the Receipt (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable), or (iii) due to or for the inability of any Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or Beneficial Owners; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in the Receipt and this Deposit Agreement without gross negligence or willful misconduct; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or the Receipt; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or the Receipt, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information.

SECTION 5.03.   Obligations Limited. The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.  The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in this Deposit Agreement (including the Receipts), the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties. The Depositary shall be under no obligation to inform Holders or any other holders of an interest in an American Depositary Share about the requirements of Chilean law, rules or regulations or any changes therein or thereto. Any summary of Chilean laws and regulations and of the terms of the Company’s Estatutos set forth in this Deposit Agreement (including the Receipts) have been provided by the Company solely for the convenience of Holders. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may rely upon instructions from the Company or its counsel in respect of any governmental or agency approval or license required for any currency conversion, transfer or distribution. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. Notwithstanding anything to the contrary set forth in this Deposit Agreement or a Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with this Deposit Agreement, any Holder or Holders, any Receipt or Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. None of the Depositary, the Custodian or the Company shall be liable for the failure by any Holder or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or beneficial owner's income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Holders and beneficial owners on account of their ownership of the Receipts or American Depositary Shares. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company.  The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any foreign exchange transactions and any public and/or private sale of securities hereunder.  Such division, branch and/or affiliate may charge the Depositary a fee in connection with such transactions, which fee is considered an expense of the Depositary contemplated under paragraph (8) of the form of Receipts (and each outstanding Receipt).  Notwithstanding anything in this Deposit Agreement or the Receipts to the contrary, the Depositary and the Custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith and this Deposit Agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the Depositary and the Custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or willful misconduct while it acted as Depositary.  By holding an American Depositary Share or an interest therein, Holders and owners of American Depositary Shares each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York, and by holding an American Depositary Share or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has agreed to indemnify the Depositary and its agents under certain circumstances.  Neither the Depositary, the Company nor any of their respective agents shall be liable to Holders or beneficial owners of interests in American Depositary Shares for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.  Further, the Depositary and its agents disclaim to the maximum extent permitted by law any and all liability for the price received in connection with any sale of securities or the timing thereof.  No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

SECTION 5.04.   Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder upon 90 days written notice of its election so to do delivered to the Company or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as hereinafter provided. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, and such predecessor shall thereupon duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders. Any such successor depositary shall promptly mail notice of its appointment to the Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05.   The Custodian. Any Custodian in acting hereunder shall be subject to the directions of the Depositary and shall be responsible solely to it.  The Depositary reserves the right to add, replace or remove a Custodian.  The Depositary will give prompt notice of any such action, which will be advance notice if practicable.  Any Custodian may resign from its duties hereunder by at least 30 days written notice to the Depositary.  The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged.  Any Custodian ceasing to act hereunder as Custodian shall deliver, upon the instruction of the Depositary, all Deposited Securities held by it to a Custodian continuing to act. Notwithstanding anything to the contrary contained in this Deposit Agreement (including the Receipts), the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located.

SECTION 5.06.   Notices and Reports to Holders. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or the making of any distribution on or offering of rights in respect of Deposited Securities, the Company shall transmit to the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities. The Depositary will arrange for the prompt transmittal by the Custodian to the Depositary of such notices and of any reports and other communications that are made generally available by the Company to holders of its Shares or other Deposited Securities and arrange for the mailing of copies thereof to all Holders or, at the request of the Company, make such notices reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement. The Company has delivered to the Depositary and the Custodian a copy of the provisions of or governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such provisions as so amended or changed. The Depositary may rely upon such copy for all purposes of this Deposit Agreement. The Depositary will make such copy and such notices, reports and other communications available for inspection by Holders at the Depositary’s Office, at the office of the Custodian and at any other designated transfer offices.

SECTION 5.07.   Issuance of Additional Shares, etc. Neither the Company nor any company controlling, controlled by or under common control with the Company shall issue additional Shares, rights to subscribe for Shares, securities convertible into or exchangeable for Shares, or rights to subscribe for any such securities or shall deposit any Shares under this Deposit Agreement, unless a registration statement under the Securities Act of 1933 is in effect with respect thereto or such issuance or deposit is exempt from the registration provisions of such Act. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with securities laws in the United States.

SECTION 5.08.   Indemnification. The Company shall indemnify, defend and save harmless each of the Depositary, the Custodian and each of their respective agents against any loss, liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in connection with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time in accordance herewith by either the Depositary or its agents or their respective directors, employees, agents and affiliates, except for any liability or expense directly arising out of the negligence or willful misconduct of the Depositary.

The indemnities set forth in the preceding paragraph shall also apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or its agents (other than the Company), as applicable, furnished in writing by the Depositary and not changed or altered by the Company expressly for use in any of the foregoing documents or (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

Except as provided in the next succeeding paragraph, the Depositary shall indemnify, defend and save harmless the Company against any direct loss, liability or expense (including reasonable fees and expenses of counsel) incurred by the Company in respect of this Deposit Agreement to the extent such loss, liability or expense is due to the negligence or willful misconduct of the Depositary.

Notwithstanding any other provision of this Deposit Agreement or the Receipts to the contrary, neither the Depositary nor any of its agents shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

SECTION 5.09.   Charges of Depositary. The Company agrees to pay all charges and out-of-pocket expenses of the Depositary and those of any Receipt registrar, co-transfer agent and co-registrar and any other agent of the Depositary appointed under this Deposit Agreement (except those of the Custodian which are for the sole account of the Depositary, except as provided in Section 5.08) that are shown in paragraph (8) of the American Depositary Receipt, which is hereby incorporated herein, to be payable by the Company, notwithstanding the termination of this Deposit Agreement or the succession or substitution of any such person. Any other charges and expenses of the Depositary and its agents hereunder not otherwise provided for herein will be paid by the Company after consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

SECTION 5.10.   Statutory Reports. The Depositary shall make available for inspection by any person at the Depositary’s Office, at the office of the Custodian and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of Deposited Securities and (b) made generally available to the holders of Deposited Securities by the Company. The Depositary shall also furnish to the Commission all other reports and other notices or communications required of depositaries by the Commission, if any, and shall, at the same time and in the same form in which it is furnished to the Commission, deliver to the SVS a copy of any such information along with any other information it is required to so furnish pursuant to Chilean law or regulation. In connection with any registration statement relating to the Receipts or with any undertaking contained therein, the Company and the Depositary shall each furnish to the other and to the Commission such information as shall be required to make such filings or comply with such undertakings.

SECTION 5.11.   Available Information to the Commission. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and agrees to file all required reports with the Commission. Such reports, and all notices, reports and communications referred to in Sections 5.06 and 5.10 shall be in English to the extent required under the Securities Exchange Act of 1934 and to the extent any such notice, report or communication has been translated by the Depositary.

SECTION 5.12.   Lists of Receipt Holders. Promptly upon written request by the Company, the Depositary or its agent shall furnish to it a list, as of a recent date within seven days of the date of such request, of the names, addresses and holdings of American Depositary Shares by all Holders.

ARTICLE VI
AMENDMENT AND TERMINATION

SECTION 6.01.   Amendment. Subject to the last sentence of the first paragraph of Section 2.05 hereof, the Receipts and this Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder of a Receipt at the time any amendment to this Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of this Deposit Agreement or the form of Receipt to ensure compliance therewith, the Company and the Depositary may amend or supplement this Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to this Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance. Notice of any amendment to this Deposit Agreement or form of Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the U.S. Securities and Exchange Commission's, the Depositary's or the Company's website or upon request from the Depositary).

SECTION 6.02.   Termination. The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by giving notice of such termination to the Holders at least 90 days prior to the date fixed in such notice for such termination. The Depositary may terminate this Deposit Agreement, upon the notice set forth in the preceding sentence of this Section 6.02, at any time after 90 days after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in Section 5.04 before the end of such 90 days. After the date so fixed for termination, the Depositary and its agents shall perform no further acts under this Deposit Agreement, except to advise Holders of such termination, to receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash as provided in this Deposit Agreement) for the respective accounts of the Holders and to deliver Deposited Securities in exchange for Receipts surrendered to the Depositary. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and may thereafter (so long as it may lawfully do so) hold in a segregated account the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, in trust for the pro rata benefit of the Holders of Receipts that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Receipts and this Deposit Agreement, except (i) to account for such net proceeds and other cash and (ii) for its obligations under Sections 5.08 and 5.09. After the date so fixed for termination, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary and its agents under Sections 5.08 and 5.09.

ARTICLE VII
MISCELLANEOUS

SECTION 7.01.   Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder during business hours.

SECTION 7.02.   No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the Company, the Depositary and, to the extent contemplated hereby, the Holders, and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03.   Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04.   Holders Parties; Binding Effect. The Holders and owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.05.   Notices. (a) To the Company. Any and all notices to be given to the Company shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to Compañía Cervecerías Unidas S.A.,Vitacura 2670, 26th Floor, Las Condes, Santiago, Chile, Attention: General Manager, Fax: (562) 242 73222, or any other address which the Company may specify in writing to the Depositary.

(b)           To the Depositary. Any and all notices to be given to the Depositary shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to JPMorgan Chase Bank, N.A., 1 Chase Manhattan Plaza, Floor 58, New York, New York, 10005-1401 Attention:  Depositary Receipts Group, Fax: (212) 552-2614, which is the location of the Depositary’s Office on the date of this Deposit Agreement, or any other address which the Depositary may specify in writing to the Company.

(c)           To the Holders. Any and all notices to be given to any Holder shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

(d)           General. Notice given as aforesaid, (i) to the Company or the Depositary, shall be deemed to be effected when received, and (ii) to a Holder by mail or by cable, telex, or facsimile transmission, shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, first class airmail postage prepaid, in a post-office letter box. The Depositary or the Company may act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed as aforesaid.

SECTION 7.06.   Governing Law. This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

The Company irrevocably agrees that any legal suit, action or proceeding against the Company brought by the Depositary or any Holder, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may be instituted in any state or federal court in New York, New York, and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company also irrevocably agrees that any legal suit, action or proceeding against the Depositary brought by the Company, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York. The Company has appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based on this Deposit Agreement or the transactions contemplated hereby which may be instituted in any state or federal court in New York, New York by the Depositary or any Holder, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Authorized Agent (whether or not the appointment of such Authorized Agent shall for any reason prove to be ineffective or such Authorized Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.05 (a) hereof. The Company agrees that the failure of the Authorized Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.  If, for any reason, the Authorized Agent named above or its successor shall no longer serve as agent of the Company to receive service of process in New York, the Company shall promptly appoint a successor reasonably acceptable to the Depositary, so as to serve and will promptly advise the Depositary thereof.  In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed ten (10) days after the same shall have been so mailed.   Notwithstanding the foregoing, any action based on this Deposit Agreement may be instituted by the Depositary in any competent court in Chile and/or the United States.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter be entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

By holding an American Depositary Share or an interest therein, Holders and owners of American Depositary Shares each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York, and by holding an American Depositary Share or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

SECTION 7.07.   Amendment and Restatement of Old Deposit Agreement.  The Deposit Agreement amends and restates the Old Deposit Agreement in its entirety to consist exclusively of the Deposit Agreement, and each Old Receipt is hereby deemed amended and restated to substantially conform to the form of Receipt set forth in Exhibit A annexed hereto, except that, to the extent any portion of such amendment and restatement would prejudice any substantial existing right of Holders of Old Receipts, such portion shall not become effective as to such Holders with respect to such Old Receipts until 30 days after such Holders shall have received notice thereof, such notice to be conclusively deemed given upon the mailing to such Holders of notice of such amendment and restatement which notice contains a provision whereby such Holders can receive a copy of the form of Receipt.

IN WITNESS WHEREOF, COMPAÑIA CERVECERIAS UNIDAS S.A. and JPMORGAN CHASE BANK, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

COMPAÑIA CERVECERIAS UNIDAS S.A.

By: _______________________________
Name:
Title:

By: _______________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By: _______________________________
Name:
Title:

EXHIBIT A

No.                                                                                                                    Each ADS represents Two Shares

AMERICAN DEPOSITARY RECEIPT
evidencing
AMERICAN DEPOSITARY SHARES
representing
COMMON STOCK (WITHOUT NOMINAL VALUE)
of
COMPAÑIA CERVECERIAS UNIDAS S.A.
(Incorporated under the
laws of the Republic of Chile)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States, as depositary (the "Depositary"), hereby certifies that                              is owner of                  American Depositary Shares, representing deposited Common Stock (without nominal value), including rights to receive such Common Stock ("Shares"), of COMPAÑIA CERVECERIAS UNIDAS S.A., a corporation organized under the laws of the Republic of Chile (the "Company").  At the date hereof, each American Depositary Share represents two Shares (subject to amendment as provided in Article IV of the Deposit Agreement hereinafter referred to) deposited under the Deposit Agreement (hereinafter defined) for the account of the Santiago, Chile office of Banco de Chile as Custodian (the "Custodian").  Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Deposit Agreement.

           (1)           The Deposit Agreement.  This American Depositary Receipt is one of the receipts (the "Receipts") executed and delivered pursuant to the Amended and Restated Deposit Agreement dated as _________, 2013 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all registered holders ("Holders") from time to time of Receipts, each of whom by accepting a Receipt becomes a party thereto, bound by all applicable terms and provisions thereof and hereof.  The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the "Deposited Securities").  Copies of the Deposit Agreement and of the Company's provisions of or governing Deposited Securities are on file at the Depositary's Office, the office of the Custodian and at any other designated transfer offices.  The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2)           Withdrawal of Deposited Securities.  Upon surrender of this Receipt and payment of the fee of the Depositary provided for in paragraph (8) of this Receipt at the Depositary's Office or at such other offices as it may designate, subject to the Deposit Agreement and the provisions of or governing the Deposited Securities, upon surrender of (i) a certificated Receipt in form satisfactory to the Depositary at the Depositary's Office or (ii) proper instructions and documentation in the case of a Direct Registration Receipt, the Holder hereof is entitled to delivery at, or to the extent in dematerialized form from, the Custodian's office of the Deposited Securities at the time represented by the American Depositary Shares evidenced by Receipts so surrendered.  At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder.  Notwithstanding any other provision of the Deposit Agreement or this Receipt, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

Simultaneously with the delivery of Deposited Securities to the Holder or its designee, to the extent applicable, the Custodian will issue or cause to be issued to the Holder or such designee a certificate which states that the Deposited Securities have been transferred to the Holder or its designee by the Depositary.

For purposes of tax rulings dated January 29, 1990 and October 1, 1999 issued by the Chilean Servicio de Impuestos Internos regarding certain tax matters relating to American depositary shares and American depositary receipts, the acquisition value of any Share or other Deposited Security upon its withdrawal by a Holder upon surrender of the corresponding American Depositary Shares shall be the highest reported sales price of such Share or other Deposited Security on the Bolsa de Comercio de Santiago, Bolsa de Valores (the “Santiago Stock Exchange”) on the day on which the transfer of such Share or other Deposited Security from the Depositary to such Holder is recorded on the books of the Company's share registrar.  In the event that the Shares or other Deposited Securities are not then traded on the Santiago Stock Exchange, such value shall be the highest reported sales price on the principal stock exchange or other organized securities market in Chile on which such Shares or other Deposited Securities are then traded.  In the event that no such sales price is reported on the day on which such transfer is recorded on the books of the Company's share registrar, such value shall be deemed to be the highest sales price reported on the last day on which such sales price was reported; provided, however, that if such day is more than 30 days prior to the date of such transfer, such price shall be increased (or decreased) by the percentage increase (or decrease) over the corresponding period in the Chilean consumer price index as reported by the pertinent governmental authority of Chile.  Notwithstanding the foregoing, in the event that the exchanged Shares are sold by the Holder on a Chilean stock exchange on the same day on which the transfer is recorded on the books of the Company's share registrar or within two Chilean business days prior to the date on which the sale is recorded on those books, the acquisition price of such exchanged Shares shall be the price registered in the invoice issued by the stockbroker that participated in the sale transaction.

(3)           Transfers, Split-ups and Combinations.  Subject to paragraph (4), this Receipt is transferable on the register maintained by the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the Receipt register at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company.  This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

(4)           Certain Limitations.  Prior to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution in respect thereof, or subject to the last sentence of the first paragraph of Section 2.05 of the Deposit Agreement, the withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require:  (a) payment of (i) any stock transfer or other tax or other governmental charge with respect thereto (including, without limitation, any such tax, charge or fee of the type referred to in paragraph (5)), (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (8) of this Receipt; (b) the production of proof satisfactory to it of the identity and genuineness of any signature and of such other information (including without limitation information as to citizenship, residence, exchange control filing and/or approval, or legal or beneficial ownership of any securities) as it may deem necessary or proper or as the Company may require; and (c) compliance with such regulations, if any, as the Depositary may establish consistent with the Deposit Agreement or as may be established by the Central Bank or the Superintendencia de Valores y Seguros of Chile (the "SVS").  The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split up or combination or, subject to the last sentence of the first paragraph of Section 2.05 of the Deposit Agreement, the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Receipt register or any register for Shares or other Deposited Securities is closed or when any such action is deemed necessary or advisable by the Depositary or the Company.  Subject to the Deposit Agreement, the Depositary may issue Receipts against rights to receive Shares from the Company, or any registrar, transfer agent, clearing agency or other entity recording Share ownership or transactions.  The Depositary will not issue Receipts against other rights to receive Shares unless (x) such Receipts are fully collateralized (marked to market daily) with cash or U.S. government securities until such Shares are deposited, (y) the applicant for such Receipts represents in writing that it owns such Shares, that it has assigned all beneficial right, title and interest in such Shares to the Depositary for the benefit of Holders, and that it will deliver such Shares upon the Depositary's request (no evidence of ownership is required or time of delivery specified) and (z) all such Receipts represent not more than 20% of Shares actually deposited.  Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders.  The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights to receive Shares, including without limitation earnings on the collateral securing such rights.  Subject to the provisions of this paragraph (4) with respect to the issuance of Receipts against rights to receive Shares, neither the Depositary nor the Custodian shall lend Deposited Securities.  The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with the securities laws in the United States.

(5)           Liability of Holder for Taxes. (a) If any tax or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the Custodian or the Depositary with respect to this Receipt, any Deposited Securities represented by the American Depositary Shares evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary and by holding or having held a Receipt the Holder and all prior Holders hereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary, the Company and their respective agents in respect thereof.  The Depositary may refuse to effect any registration, registration of transfer, split up or combination hereof or, subject to the last sentence of the first paragraph of Section 2.05 of the Deposit Agreement, any withdrawal of such Deposited Securities until such payment is made.  The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of American Depositary Shares evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. Each Holder of a Receipt or an interest therein agrees to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

(b)      In the event the definitive amount of any taxes or other governmental charges that may be payable in respect of the Deposited Securities is known by the Company at the time any distribution is made in respect of such Deposited Securities, the Company shall (i) withhold, and pay over to the appropriate governmental authority, such definitive amount, or (ii) instruct the Depositary (with a copy to the Custodian) as to such withholding, including such known definitive amount, and the Depositary shall cause the Custodian to withhold, and pay over to such governmental authority, such definitive amount.

(c)      In the event the definitive amount of any taxes or other governmental charges that may be payable in respect of the Deposited Securities is not known by the Company at the time any distribution is made in respect of such Deposited Securities (e.g., in the event of a provisional withholding tax), the Company shall (i) calculate (A) the maximum amount of taxes or other governmental charges that may be payable in respect of such distribution (the “Maximum Tax Amount”), and (B) the amount of the tax or other governmental charge that is then known and required to be paid in respect of such distribution (the “Provisional Tax Amount”), and (ii) either (A) withhold from such distribution the Maximum Tax Amount, or (B) instruct the Depositary (with a copy to the Custodian) as to such withholding, including the calculated Maximum Tax Amount and Provisional Tax Amount, and the Depositary shall cause the Custodian to withhold from such distribution the Maximum Tax Amount.  Notwithstanding anything herein to the contrary, if the Company fails to specify the Maximum Tax Amount in its instruction to the Depositary pursuant to the preceding sentence, the Depositary may calculate the Maximum Tax Amount in consultation with Chilean counsel and cause the Custodian to withhold the Maximum Tax Amount so calculated.  After withholding the Maximum Tax Amount, the Company or the Custodian (at the instruction of the Depositary), as applicable, shall (x) pay over to the appropriate governmental authority the Provisional Tax Amount and (y) hold in escrow in a non-interest bearing account the remaining portion of the Maximum Tax Amount not paid over to the governmental authorities (the “Escrow Amount”) pending final determination by the Company of the definitive amount of the taxes or other governmental charges that are payable in respect of that distribution (the “Final Tax Amount”).

(d)      If, upon the final determination by the Company of the Final Tax Amount in respect of a distribution, additional taxes or governmental charges are payable (including, without limitation, any interest and penalties that may be levied) in respect of such distribution in excess of the Provisional Tax Payment (such excess, the “Additional Tax Amount”), the Company shall, as applicable, (i) remit from the Escrow Amount (A) to the applicable tax authorities the Additional Tax Amount, and (B) to the Custodian, for distribution to the Holders as of the applicable American Depositary Share record date for that distribution, the balance of the Escrow Amount, if any, or (ii) inform the Depositary (with a copy to the Custodian) of the Additional Tax Amount and the Depositary shall cause the Custodian to remit from the Escrow Amount (A) to the applicable tax authorities, the Additional Tax Amount, and (B) to the Holders as of the applicable American Depositary Share record date for that distribution, the balance of the Escrow Amount, if any.  Any distribution of the Escrow Amount to Holders pursuant to the preceding sentence shall be made in accordance with the terms, and subject to the conditions, of the Deposit Agreement.

(e)      If, upon the final determination by the Company of the Final Tax Amount in respect of a distribution, the Provisional Tax Amount exceeds the Final Tax Amount, the Company or the Custodian (at the instruction of the Depositary), as applicable, shall (i) use reasonable efforts to reclaim from the applicable tax authorities the excess of the Provisional Tax Payment over the Final Tax Amount, and (ii) remit the amount of such excess and the balance of the Escrow Amount (if any) to (A) the Depositary for distribution the Holders as of the applicable American Depositary Share record date for that distribution (if the Escrow Amount is being held by the Custodian), or (B) the Custodian for remittance to the Depositary for distribution to such American Depositary Share Holders as of the applicable American Depositary Share record date (if the Escrow Amount is being held by the Company), in each case, in accordance with the terms, and subject to the conditions, of the Deposit Agreement.

(f)      If, upon the final determination of the Final Tax Amount in respect of a distribution, the Final Tax Amount exceeds the Maximum Tax Amount, the amount of such tax deficiency shall be payable by the Holders and beneficial owners of American Depositary Shares (as of the applicable American Depositary Share record date for that distribution) to the Depositary for payment of the applicable tax deficiency.  The Depositary may refuse to effect any transfer of American Depositary Shares, or split-up or combination of any Receipt(s) or any withdrawal of Deposited Securities represented by American Depositary Shares until such payment is made, and may withhold any dividends or other distributions, and may sell for the account of the Holders and beneficial owners of American Depositary Shares any part or all of the Deposited Securities represented by American Depositary Shares, and may apply such dividends or other distributions and the proceeds of any such sale in payment of the balance of such tax or other governmental charge that is due, the Holders and beneficial owners of American Depositary Shares remaining liable for any deficiency.

(g)      The Depositary shall cause the Custodian to take all actions required or necessary in order for the Depositary to fulfill its obligations under this paragraph (5).  No interest shall be payable in respect of any amounts held by the Company, the Depositary or the Custodian under the terms of this paragraph (5).  None of the Company, the Depositary or the Custodian shall incur any liability in respect of any funds payable, held or remitted pursuant to this paragraph (5) for losses that may be incurred as a result of currency fluctuations.

(h)           The Company will notify the Depositary as soon as a change in any applicable tax law or regulation applicable to Shares, Share ownership, or Deposited Securities is in place in the Republic of Chile.

(6)           Warranties by Depositor.  Every person depositing Shares under the Deposit Agreement represents and warrants that (A) such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive or similar rights, (B) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (C) the Shares presented for deposit have not been stripped of any rights or entitlements, (D) that the person making such deposit is duly authorized so to do and that such Shares (E) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 ("Restricted Securities") unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (F) have been registered under the Securities Act of 1933. To the extent the person depositing Shares is an "affiliate" of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the American Depositary Shares, all of the provisions of Rule 144 which enable the Shares to be freely sold (in the form of American Depositary Shares) will be fully complied with and, as a result thereof, all of the American Depositary Shares issued in respect of such Shares will not be on the sale thereof, Restricted Securities.  If any such representations or warranties are false in any way with respect to any person depositing Shares hereunder or any Owner or Beneficial Owner of American Depositary Shares, such person, Owner or Beneficial Owner shall be deemed to have waived any claims against the Company and the Depositary related to the consequences thereof and to have assumed sole responsibility therefor and the Company and Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

(7)           Disclosure of Interests; Compliance with Information Requests.   To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding Receipts agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable Company instructions in respect thereof. The Company reserves the right to instruct Holders to deliver their American Depositary Shares for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Shares and Holders agree to comply with such instructions.   The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company's exercise of its rights under this paragraph (7) and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder. Notwithstanding any other provision of the Deposit Agreement or any Receipt, each Owner and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable laws and regulations, the rules and requirements of The New York Stock Exchange, and any other stock exchange on which the Shares or American Depositary Shares are, or will be, registered, traded or listed or the Estatutos of the Company, which are made to provide information, inter alia, as to the capacity in which such Owner or Beneficial Owner owns American Depositary Shares (and Shares as the case may be) and regarding the identity of any other person(s) interested in such American Depositary Shares and the nature of such interest and various other matters, whether or not they are the Owners or Holders at the time of such request.  The Depositary agrees to use its reasonable efforts under the circumstances to comply with written instructions received from the Company requesting that the Depositary forward any such requests to Owners and to forward to the Company responses to such requests received by the Depositary.

(8)           Charges of Depositary.  The Depositary may charge, and collect from, (i) each person to whom American Depositary Shares are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share distributions, rights and other distributions contemplated by Article IV of the Deposit Agreement, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the American Depositary Shares or the Deposited Securities, and (ii) each person surrendering American Depositary Shares for withdrawal of Deposited Securities or whose American Depositary Shares are cancelled or reduced for any other reason, U.S.$5.00 for each 100 American Depositary Shares (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share distributions, rights and other distributions contemplated by Article IV of the Deposit Agreement prior to such deposit to pay such charge. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares, to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or the Deposited Securities or a distribution of American Depositary Shares pursuant to the Deposit Agreement), whichever is applicable (i) a fee of U.S.$0.05 or less per American Depositary Share for any Cash distribution made pursuant to the Deposit Agreement, (ii) a fee of U.S.$1.50 per Receipt or Receipts for transfers made pursuant to paragraph (3) hereof, (iii) a fee for the distribution or sale of securities pursuant to the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (8) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, (iv) an aggregate fee of U.S.$0.05 or less per American Depositary Share per calendar year (or portion thereof) for services performed by the Depositary in administering the Receipts (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Holders as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), and (v) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of the Depositary's agents (including, without limitation, the Custodian and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions). The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (a) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (b) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Holders), (c) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), and (d) in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. shall deduct out of such foreign currency the fees and expenses charged by it and/or its agent (which may be a division, branch or affiliate) so appointed  in connection with such conversion. Further detail regarding conversion exchange fees and expenses can be found on adr.com.  Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the ADR program upon such terms and conditions as the Company and the Depositary may agree from time to time.  The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the ADR program or otherwise.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

(9)           Title to Receipts.  Subject to the limitations set forth herein and in the Deposit Agreement, title to this Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced hereby, but subject to any limitation set forth in this Receipt), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State of New York; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the register maintained by the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

(10)           Validity of Receipt.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

(11)           Available Information.  The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Securities and Exchange Commission.  Such reports and other information may be inspected and copied through the Securities and Exchange Commission's EDGAR system or at the public reference facilities maintained by the Securities and Exchange Commission and currently located at 100 F Street, NE, Washington, DC 20549.  Such reports, and all reports and communications referred to in paragraph (16), shall be in English to the extent required under the Securities Exchange Act of 1934 and the extent any such notice, report or communication has been translated by the Depositary.

Dated:

JPMORGAN CHASE BANK, as Depositary

By    ____________________
Authorized Officer

The address of the Depositary's Office is 1 Chase Manhattan Plaza, New York, New York 10005-1401.

[FORM OF REVERSE OF RECEIPT]
SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

(12)           Distributions Upon Deposited Securities.  Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, subject to the Deposit Agreement, distribute the amount thus received, by checks drawn on a bank in the United States, to the Holders on the record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by the Company, the Custodian or the Depositary on account of taxes or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars.  Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency will, subject to any requirements of Chilean law or regulation in effect from time to time, be converted by sale or such other manner as the Depositary may determine into U.S. dollars (net of the Depositary's charges and expenses in effecting such conversion) before distribution to Holders.  The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any foreign exchange transactions and any public and/or private sale of securities under the Deposit Agreement.  Such division, branch and/or affiliate may charge the Depositary a fee in connection with such transactions, which fee is considered an expense of the Depositary contemplated under paragraph (8) of this Receipt.  If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent reasonable and permissible to the Holders entitled thereto and may distribute the balance in foreign currency to the Holders entitled thereto or hold such balance or all such foreign currency for the Holders entitled thereto (without liability for interest thereon). If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company's approval, or shall if the Company shall so request, subject to the Deposit Agreement, distribute to the Holders on a record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts (or other American depositary receipts) for an aggregate number of Depositary Shares representing the number of Shares received as such dividend or free distribution.  In lieu of delivering Receipts for any fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds to the Holders entitled thereto as in the case of a distribution received in cash.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.  If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall, after consultation with the Company, have discretion as to whether and how such rights are to be made available to the Holders; provided that the Depositary will, if requested by the Company, either (y) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (z) if making such rights available is not lawful or not feasible, or if such rights or warrants are not exercised and appear to be about to lapse, sell such rights or warrants at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the net proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto as in the case of a distribution received in cash; provided, however, that if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse (without incurring liability to any person as a consequence thereof).  The Depositary will distribute on the record date set by it therefor any distribution on Deposited Securities other than cash, Shares or rights in any manner that the Company, with the consent of the Depositary, deems equitable and practicable; provided that if in the opinion of the Company any distribution other than cash, Shares or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Company deems such distribution not to be feasible or practicable, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.  Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders.  Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders.  The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms hereof including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the expense of the Company.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash or (y) additional American Depositary Shares representing such additional Shares.  If the above conditions are satisfied, the Depositary shall establish a record date and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional American Depositary Shares.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than American Depositary Shares).  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.The Depositary need not distribute securities, Receipts or rights unless the Company furnishes certain evidence or opinions in respect of United States securities laws (which the Company has no obligation to do).

(13)           Record Dates.  The Depositary may, after consultation with the Company if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be responsible for the fee assessed by the Depositary for administration of the Receipt program and for any expenses provided for in paragraph (8) of the form of Receipt as well as for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled or obligated.

(14)           Voting of Deposited Securities.  As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall mail to the Holders a notice containing (a) such information as is contained in such notice and in the solicitation materials, if any, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to the provisions of or governing the Deposited Securities and to any applicable provision of Chilean law and of the Estatutos of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders' Receipts and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or be deemed given in accordance with the next to the last sentence of this paragraph (14) if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company.  Upon the written request of a Holder on such record date, actually received by the ADR Department of the Depositary  on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing the Deposited Securities to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Company to vote) the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any instructions set forth in such request.  The Depositary will not itself exercise any voting discretion over any Deposited Securities.  If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts on or before the date established by the Depositary for such purpose, the Depositary will deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary will give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to so inform promptly in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.  If any requirement of Chilean law, of the Estatutos of the Company, or of any securities exchange on which Shares, other Deposited Securities, Receipts or the American Depositary Shares evidenced thereby are listed does not permit the Depositary to vote (or to vote on any particular matter) in accordance with instructions received from Holders or in accordance with a deemed discretionary proxy, the Depositary shall vote the Shares or other Deposited Securities as required by such law, Estatutos or securities exchange, or, if no manner of voting is so required, in a manner permitted thereby that the Depositary determines in its sole discretion (following consultation with the Company) to most fairly give effect to the instructions received with respect to such vote.

(15)           Changes Affecting Deposited Securities.  Upon any change in nominal value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement; and, the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts in respect of such securities as in the case of a dividend of Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts, reflecting such securities, and to the extent that such additional or new Receipts are not delivered this Receipt shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received.  Promptly after notice from the Company of any such change, conversion, merger or other event referred to in this Article in respect of Deposited Securities, the Depositary shall give notice thereof to Holders.

(16)           Reports; Inspection of Register.  The Depositary will make available for inspection by any person at the Depositary's Office, at the office of the Custodian and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of Deposited Securities by the Company.  The Depositary or its agent will also mail or make available to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep, at its transfer office a register for the registration of Receipts and their transfer that at all reasonable times will be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

(17)           Withholding.  In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

(18)           Liability of the Company and the Depositary Etc.  The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if any present or future law, rule, regulation, fiat, order or decree of the United  States, the Republic of Chile or any other country, or of any governmental or regulatory authority (including any action by the Central Bank) or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's charter, any act of God, war, terrorism or other circumstance beyond its control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or this Receipt provides shall be done or performed by it or them (including, without limitation, voting pursuant to Section 4.07 of the Deposit Agreement), (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this Receipt (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable), or (iii) due to or for the inability of any Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or Beneficial Owners; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this Receipt and the Deposit Agreement without gross negligence or willful misconduct; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information.  The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.  The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in the Deposit Agreement (including the Receipts), the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties. The Depositary shall be under no obligation to inform Holders or any other holders of an interest in an American Depositary Share about the requirements of Chilean law, rules or regulations or any changes therein or thereto. Any summary of Chilean laws and regulations and of the terms of the Company’s Estatutos set forth in the Deposit Agreement (including the Receipts) have been provided by the Company solely for the convenience of Holders.  The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may rely upon instructions from the Company or its counsel in respect of any governmental or agency approval or license required for any currency conversion, transfer or distribution.  The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. Notwithstanding anything to the contrary set forth in the Deposit Agreement or a Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any Receipt or Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.   None of the Depositary, the Custodian or the Company shall be liable for the failure by any Holder or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or beneficial owner's income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Holders and beneficial owners on account of their ownership of the Receipts or American Depositary Shares. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.  The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any foreign exchange transactions and any public and/or private sale of securities hereunder.  Such division, branch and/or affiliate may charge the Depositary a fee in connection with such transactions, which fee is considered an expense of the Depositary contemplated under paragraph (8) of this Receipt (and each outstanding Receipt).  Notwithstanding anything herein or in the Deposit Agreement to the contrary, the Depositary and the Custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith and the Deposit Agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the Depositary and the Custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or willful misconduct while it acted as Depositary.  By holding an American Depositary Share or an interest therein, Holders and owners of American Depositary Shares each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York, and by holding an American Depositary Share or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has agreed to indemnify the Depositary and its agents under certain circumstances.  Neither the Depositary, the Company nor any of their respective agents shall be liable to Holders or beneficial owners of interests in American Depositary Shares for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.  Further, the Depositary and its agents disclaim to the maximum extent permitted by law any and all liability for the price received in connection with any sale of securities or the timing thereof. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

(19)           Resignation and Removal of Depositary; the Custodian.  The Depositary may at any time resign as Depositary under the Deposit Agreement upon 90 days written notice of its election so to do delivered to the Company or be removed by the Company by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement.  The Depositary may at any time appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

(20)           Amendment of Deposit Agreement and Receipts.  Subject to the last sentence of the first paragraph of Section 2.05 of the Deposit Agreement, the Receipts and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders.  Every Holder of a Receipt at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.   Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of Receipt to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance. Notice of any amendment to the Deposit Agreement or form of Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the U.S. Securities and Exchange Commission's, the Depositary's or the Company's website or upon request from the Depositary).

           (21)           Termination of Deposit Agreement.  The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders at least 90 days prior to the date fixed in such notice for such termination.  The Depositary may terminate the Deposit Agreement, upon the notice set forth in the preceding sentence, at any time after 90 days after the Depositary shall have resigned, provided that no successor depositary shall within such 90 days have been appointed and accepted its appointment with in such 90 days.  After the date so fixed for termination, the Depositary will perform no further acts under the Deposit Agreement, except to advise Holders of such termination, receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash) for the respective accounts of the Holders and deliver Deposited Securities being withdrawn.  As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered.

(22)           Compliance with Chilean Law; Reporting Obligations and Regulatory Approvals.  (a) Pursuant to Circular Letter No. 1,375 of the SVS dated February 12, 1998, Holders are deemed, for certain purposes of Chilean law, to be treated as holders of Deposited Securities. Accordingly, Holders shall, as a matter of Chilean law, be obligated to comply with the requirements of Articles 12 and 54 and Title XV of Law No. 18,045 of Chile and applicable SVS regulations. Article 12 requires, among other things, that Holders and beneficial owners of American Depositary Shares who directly or indirectly own 10% or more of the total share capital of the Company (or who may attain such percentage ownership through an acquisition of shares), or the directors, liquidators, principal executives or managers of such Holders or beneficial owners of American Depositary Shares, must report to the SVS and the stock exchanges in Chile on which the Shares are listed:

(i)      any direct or indirect acquisition or sale of Receipts; and

(ii)      any direct or indirect acquisition or sale of any contract or security whose price or results depend on or are conditioned in whole or in part on the price of the Company’s shares.

The information must be provided not later than the day following the effectiveness of the acquisition or sale.

Article 54 requires, among other things, that any Holder or beneficial owner of American Depositary Shares intending to acquire control, directly or indirectly (as defined in Title XV of Law No. 18,045) of the Company (i) send a written notice of such intention to the Company, to the Company’s controllers, to companies controlled by the Company, to the SVS and to the stock exchanges in Chile on which the Shares are listed, and, (ii) publish a notice of such intention in two newspapers in Chile and on the Company’s website. Such written communications and publications must be made at least ten business days prior to the date of intended acquisition of control or as soon as negotiations pursuing control have been formalized or confidential documentation of the Company has been provided. Within two business days following the acquisition of control, the Holder must publish a notice in the same newspapers in which the intention of control was published and send written communications to the same entities listed in clause (i) above. The rules set forth by Article 54 shall not apply if control of the Company is intended through a tender offer regulated by Title XXV of Law No. 18,045, in which case the rules of said Title XXV shall govern.

(b) Applicable laws and regulations may require Owners or Beneficial Owners to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. Owners and Beneficial Owners of American Depositary Shares are solely responsible for determining and complying with such reporting requirements and obtaining such approvals. Each Owner and Beneficial Owner hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time. Neither the Depositary, the Custodian, the Company or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Owners or Beneficial Owners to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

(23)           Waiver. EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY). By holding an American Depositary Share or an interest therein, Holders and owners of American Depositary Shares each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York, and by holding an American Depositary Share or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.